UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2014

Golden State Petroleum Transport Corporation
(Exact name of registrant as specified in its charter)
Delaware	333-26227	13-3927016
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

4th Floor Par-la-Ville Place 14 Par-la-Ville Road Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (441) 295-6935

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.                          Financial Statements and Exhibits

(d)            Exhibits

Exhibit Number	Description
99.1	Press Release Announcing Sale of VLCC Ulriken, dated September 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN STATE PETROLEUM TRANSPORT CORPORATION (Registrant)
Dated: September 22, 2014	By:	/s/ Alexandra Kate Blankenship Name: Alexandra Kate Blankenship Title: Director

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release Announcing Sale of VLCC Ulriken, dated September 22, 2014

EXHIBIT 99.1

ITCL - Golden State Petroleum Corporation Announces Sale of VLCC Ulriken (ex-Antares Voyager)

Golden State Petroleum Corporation (the "Company"), a wholly-owned subsidiary of Independent Tankers Corporation Limited ("ITCL") announced today that Golden State Petro (IOM-I-A) PLC ("GS IOM-A"), a subsidiary of the Company, has entered into an agreement to sell the VLCC Ulriken (ex-Antares Voyager) (the "Vessel") to an unrelated third party. The delivery is expected to take place in October 2014 and will comply with the provisions of the Indenture, as amended and supplemented (the "Indenture"), governing the 8.04% First Preferred Mortgage Notes due 2019 issued by the Company (the "Notes"). After delivery it is expected that the vessel will cease to operate in the tanker market.

The sales price will result in an Adequate Bid (as defined in the Indenture), and pursuant to Section 12.1(d) of the Indenture, the net proceeds from such sale, together with any other amounts held by or on behalf of The Bank of New York Mellon for the benefit of the holders of the Notes, will be applied to redeem all outstanding Notes at 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, which is 90 days after the sale of the Vessel.

The Board of Directors
Independent Tankers Corporation Limited
Hamilton, Bermuda
September 22, 2014

Questions should be directed to:
Aage K. Korff Østern, Vice President Finance, Frontline Management AS
+47 23 11 40 00

Forward Looking Statements

This press release contains forward looking statements. These statements are based upon various assumptions, many of which are based, in turn, upon further assumptions, including the Company's management's examination of historical operating trends. Although the Company believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond its control, the Company cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.

Important factors that, in the Company's view, could cause actual results to differ materially from those discussed in this press release include the strength of world economies and currencies, general market conditions including fluctuations in charter hire rates and vessel values, changes in demand in the tanker market as a result of changes in OPEC's petroleum production levels and world wide oil consumption and storage, changes in the Company's operating expenses including bunker prices, drydocking and insurance costs, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, and other important factors described from time to time in the reports filed by the Company with the Norwegian over-the-counter market in Oslo.